UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2012

Northern Trust Corporation

(Exact name of Registrant as specified in its charter)

Delaware	0-5965	36-2723087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 South LaSalle Street, Chicago, Illinois		60603
(Address of principal executive offices)		(Zip Code)

(312) 630-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 17, 2012, the Board of Directors of Northern Trust Corporation (the “Corporation”) adopted amendments to the Corporation’s Corporate Governance Guidelines (the “Guidelines”). The amendments to the Guidelines clarify and expand the role of the Lead Director in approving meeting agendas, schedules, and the nature of information sent to the Board of Directors, as well as serving as a liaison between independent directors and the Chairman and Chief Executive Officer and being available for consultation with major stockholders, if they so request. The amendments to the Guidelines also provide that a Lead Director will be designated only when the Chairman is not an independent director, as defined under the listing standards of The NASDAQ Stock Market.

The amended Guidelines supersede the Corporate Governance Guidelines adopted by the Board of Directors of the Corporation on February 16, 2010. A copy of the Guidelines, as amended, is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Corporate Governance Guidelines, as amended through July 17, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northern Trust Corporation

Date: July 18, 2012	By:	/s/ Rose A. Ellis
Rose A. Ellis
Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Corporate Governance Guidelines, as amended through July 17, 2012